PROMISSORY NOTE

April 30, 2005

Subject to the terms and conditions of this Note and for good and valuable consideration received, 360 Global Wine Group, Inc., a Nevada Corporation (the “Borrower”), promises to pay to the order of Marks Paneth & Shron, LLP (the “Lender”), the principal amount of One Hundred and Thirty Thousand Dollars ($130,000) (the “Principal”) plus interest as set forth herein.  The Principal shall be paid by Borrower to Lender as follows:

(i)

the demand by Lender upon the occurrence of an Event of Default;

(ii)

on April 30, 2007; or

(iii)

upon a Loan Liquidity Event (as defined below).

“Loan Liquidity Event” shall be defined as a transaction or a series of transactions involving Borrower, whereby Borrower or any subsidiary or affiliate receives financing from a third party(ies), including but not limited to any debt, equity, equity equivalents or other such financing activities.  Upon the occurrence of a Loan Liquidity Event, the Borrower shall pay Lender a total of ten percent (10%) of the proceeds received from such financing by Borrower, net of fees and expenses of any placement agent, underwriter or finder.

This Note may be prepaid in whole or in part at any time without premium or penalty.

1. Interest Rate.  Beginning on the one year anniversary of this Note, any unpaid Principal shall bear interest at a rate of ten percent (10%) per annum and shall be payable together with any Principal payments at the date that such payments become due.

2. Payments.

2.1 Principal. All payments of the Principal payable on or in respect of this Note shall be made to Lender in U.S. dollars, by wire transfer, certified check or other “immediately available” funds. Borrower shall make such payments of the Principal to Lender at the address of Lender set forth hereto or at such other place as Lender shall have notified Borrower in writing.

2.2 No Set-off.  All payments on or in respect of this Note shall be made to Lender without set-off or counterclaim and free and clear of and without any deductions of any kind.

2.3 Release Upon Payment In Full.  Upon payment in full of the Principal and any accrued and unpaid interest Borrower shall be forever released from all its obligations and liabilities under this Note.

3. Event of Default.  Notwithstanding the foregoing, this Note shall be immediately due and payable, in the event of the occurrence and continuation of any of the following (each an “Event of Default”):

3.1 Insolvency. Borrower becomes insolvent or makes any assignment for the benefit of its creditors.

3.2 Bankruptcy. Borrower files (or consents to the filing of) any petition or complaint pursuant to federal or state bankruptcy or insolvency laws seeking the appointment of a receiver or trustee for any of its assets, seeking the adjudication of Borrower as bankrupt or insolvent, seeking an “order for relief” under such statutes, or seeking a reorganization of or a plan of arrangement for Borrower and such petition is not dismissed within 60 days after the filing thereof, or

3.3 Default. (a) Borrower materially defaults in the due observance or performance of any covenant, condition or agreement on the part of Borrower to be observed or performed pursuant to the terms of this Note, (b) Lender gives written demand to Borrower, and (c) such default or breach remains uncured ten (10) days after Borrower receives such written demand.

3.4 Default Interest Rate.  In the event of a default hereunder, any unpaid principal and accrued interest shall bear interest at a default rate of lesser of 18% or the maximum amount permitted by law until such time as the Note is paid in full or the default is otherwise cured to the satisfaction of the lender.

4. Security Interest.  Lender shall have a security interest in the assets of the Borrower as set forth in the Security Agreement, attached hereto as Exhibit A, until such time as the Principal amount of this Note has been repaid in full.

5.   Miscellaneous.

5.1  Notices. All notices (including other communications required or permitted) under this Note must be in writing and must be delivered (a) in person, (b) by registered or certified mail, postage prepaid, return receipt requested, (c) by a generally recognized courier or messenger service that provides written acknowledgement of receipt by the addressee, or (d) by facsimile or other generally accepted means of electronic transmission with a verification of delivery.  Notices are deemed delivered when actually delivered to the address for notices as follows:To Lender:

Marks Paneth & Shron, LLP

622 Third Avenue

Seventh Floor

New York, NY 10017

Attn: Steven Brass

With copies that will not constitute notice to:

Gerald Morganstern, Esq.

Hofheimer Gartlir & Gross, LLP

530 5th Avenue, 9th Floor

New York, NY 10036

To Borrower:

360 Global Company, Inc.

One Kirkland Ranch Road

Napa, CA 94558

With copies that will not constitute notice to:

Louis Taubman, Esq.

Law Offices of Louis E. Taubman, P.C.

225 Broadway, Suite 1200

New York, NY 10007

Any party may by written notice as set forth herein change the address or telephone/fax numbers to which notices or other communications to it are to be delivered or mailed.

5.2 Attorneys’ Fees and Costs.  If any legal action, arbitration or other proceeding is brought to collect or enforce this Note, Lender will be entitled to recover reasonable attorneys’ fees and expenses and other costs incurred in such action, arbitration or proceeding from Borrower, in addition to any other relief, if Lender is the prevailing party.

5.3 Severability.  The provisions of this Note are severable.  The invalidity, in whole or in part, of any provision of this Note shall not affect the validity or enforceability of any other of its provisions. If one or more provisions hereof shall be declared invalid or unenforceable, the remaining provisions shall remain in full force and effect and shall be construed in the broadest possible manner to effectuate the purposes hereof.  The parties further agree to replace such void or unenforceable provisions of this Note with valid and enforceable provisions which will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provisions.

5.4 Headings; Exhibits; References. The headings in this Note are only for convenience and ease of reference and are not to be considered in construction or interpretation of this Note, nor as evidence of the intention of the parties hereto.  All exhibits, schedules and appendices attached to this Note are incorporated herein. Except where otherwise indicated, all references in this Note to Sections refer to Sections of this Note.

5.5 Entire Agreement.  This Note, together with the Settlement Agreement and Release and Security Agreement, by and between the parties to this Note and dates as of the same date hereof, constitutes the complete and exclusive statement of agreement and understanding of the parties with respect to matters herein and is a complete and exclusive statement of the terms and conditions thereof. No representation, statement, condition or warranty not contained in this Note or the aforementioned agreements is binding on the parties.

5.6 Amendments.  Any provision of this Note may be amended or modified upon the written consent of all parties to this Note.

5.7 Delays or Omissions.  No delay or failure by any party to insist on the strict performance of any provision of this Note, or to exercise any power, right or remedy, will be deemed a waiver or impairment of such performance, power, right or remedy or of any other provision of this Note nor shall it be construed to be a waiver of any breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring.

5.8 Interpretation.  If any claim is made by a party relating to any conflict, omission or ambiguity in the provisions of this Note, no presumption or burden of proof or persuasion will be implied because this Note was prepared by or at the request of any party or its counsel.

5.9 Governing Law; Venue. This Note shall be construed and enforced in accordance with and governed by the internal laws of the State of New York and the laws of the United States of America. The parties hereby agree that all actions or proceedings arising directly or indirectly from or in connection with this Note shall be litigated only in the United States District Court for the Southern District of New York located in New York County, New York, New York. Each party consents and submits to the jurisdiction and venue of the foregoing court and consents that any process or notice of motion or other application to said court or a judge thereof may be served inside or outside the State of New York or the Southern District of New York (but such consent shall not be deemed a general consent to jurisdiction and service for any third parties) by registered mail, return receipt requested, directed to the parties at their respective addresses provided herein (and service so made shall be deemed complete three (3) days after the same has been posted as aforesaid) or by personal service or in such other manner as may be permissible under the rules of said court. 360 hereby waives any right to a jury trial in connection with any litigation pursuant to this Agreement.

5.10 Successors and Assigns. This Note is freely assignable by Lender only, provided that the assignee agrees to be bound by the provisions hereof.  Borrower’s rights and obligations shall not be assigned or delegated without Lender’s prior written consent, given in its sole discretion, and any purported assignment or delegation without such consent shall be void and ab initio.

5.11 Binding Effect; Parties in Interest.  This Note is binding upon and benefits only the parties and their respective permitted successors and assigns.  Nothing in this Note gives any rights or remedies to any person other than the parties and their respective permitted successors and assigns, nor does anything in this Note relieve or discharge any obligation or liability of any third person to any party.  No provision of this Note gives any third person any right of subrogation or action over or against any party to this Note.

5.12 Replacement of Note.  Upon receipt of evidence reasonably satisfactory to Borrower of the loss, theft, destruction or mutilation of this Note and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement (with surety if reasonably required) in an amount reasonably satisfactory to Borrower, or (in the case of mutilation) upon surrender and cancellation of this Note, Borrower will issue, in lieu thereof, a new Note of like tenor.

5.13  Counsel.  Each party to this Note represents and warrants that it has received the advice and counsel of an attorney in connection with the negotiation, preparation and execution of this Agreement.

5.14 Miscellaneous.  Borrower hereby waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note, except as specifically provided herein, and assent to extensions of the time of payment, or forbearance or other indulgence without notice.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused this Note to be issued as of the date first written above.

BORROWER 360 Global Wine Group, Inc. By: (Signature) Name: Joel Shapiro (Print Name) Title: CEO